TOP FAVOUR LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2009 AND JUNE 30, 2009

ASSETS
	December 31,	June 30,
	2009	2009
	(Unaudited)
CURRENT ASSETS
Cash	$345,319	$278,399
Notes receivable	2,671,261	358,808
Accounts receivable, trade, net	7,745,949	6,454,663
Other receivables	207,647	225,288
Inventories	1,404,333	107,187
Advances to suppliers	10,713,431	8,364,448
Total current assets	23,087,940	15,788,793

PROPERTY, PLANT AND EQUIPMENT, net	18,783,250	16,954,659

OTHER ASSETS
Prepayments for construction	8,645,795	7,462,008
Intangible - Land use rights, net	1,916,526	1,945,811
Intangible - Mineral rights, net	3,680,262	5,233,992
Other assets	102,690	102,550
Total other assets	14,345,273	14,744,361

Total assets	$56,216,463	$47,487,813

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable, trade	$611,800	$244,570
Short term loans - Bank	-	2,219,475
Short term loans - Others	513,450	1,098,750
Due to related parties	225,495	259,033
Due to shareholders	1,317,907	1,281,304
Other payables and accrued liabilities	1,223,437	744,058
Customer deposits	2,877,630	3,751,327
Taxes payable	2,893,408	2,682,254
Total liabilities	9,663,127	12,280,771

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
Common share, $1.00 par value, 50,000 authorized, 10,000 and 1,000 issued and outstanding as of December 31, 2009 and June 30, 2009, respectively.	10,000	1,000
Additional Paid-in capital	3,545,023	3,544,077
Statutory reserves	1,628,204	1,127,710
Retained earnings	40,537,633	29,754,451
Accumulated other comprehensive income	832,476	779,804
Total shareholders' equity	46,553,336	35,207,042

Total liabilities and shareholders' equity	$56,216,463	$47,487,813

The accompanying notes are an integral part of these consolidated financial statements.

TOP FAVOUR LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME
FOR THE THREE MONTHS AND SIX MONTHS ENDED DECEMBER 31, 2009 AND 2008
(UNAUDITED)

	Three months ended December 31,		Six months ended December 31,
	2009	2008	2009	2008

REVENUE, net	$14,763,958	$11,354,470	$32,893,419	$20,322,400

COST OF REVENUE	8,736,811	6,961,240	17,805,876	11,314,679

GROSS PROFIT	6,027,147	4,393,230	15,087,543	9,007,721

OPERATING EXPENSES:
Selling	108,718	134,410	303,995	361,081
General and administrative	222,759	228,069	454,598	673,111
Total operating expenses	331,477	362,479	758,593	1,034,192

INCOME FROM OPERATIONS	5,695,670	4,030,751	14,328,950	7,973,529

OTHER INCOME (EXPENSE), NET
Finance expense, net	(19,239)	(430,784)	(115,963)	(634,910)
Other income (expense), net	-	(2,625)	(189)	150,581
Total other expense, net	(19,239)	(433,409)	(116,152)	(484,329)

INCOME BEFORE INCOME TAXES	5,676,431	3,597,342	14,212,798	7,489,200

PROVISION (BENEFIT) FOR INCOME TAXES	940,132	(353,245)	2,929,122	557,706

NET INCOME	4,736,299	3,950,587	11,283,676	6,931,494

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	603	63,953	52,672	112,094

COMPREHENSIVE INCOME	$4,736,902	$4,014,540	$11,336,348	$7,043,588

The accompanying notes are an integral part of these consolidated financial statements

TOP FAVOUR LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

							Accumulated
					Retained Earnings		other
	Common Stock		Paid-in	Contribution	Statutory		comprehensive
	Shares	Par Value	capital	Receivable	reserves	Unrestricted	(loss) income	Total
BALANCE, July 1, 2008	1,000	$1,000	$3,044,803	$(1,000)	$573,412	$13,340,814	$705,540	$17,664,569

Net income	-	-	-	-	-	6,931,494	-	6,931,494
Shareholder contribution by forfeited imputed interest	-	-	450,836	-	-	-	-	450,836
Adjustment for statutory reserve	-	-	-	-	189,370	(189,370)	-	-
Foreign currency translation adjustments	-	-	-	-	-	-	112,094	112,094

BALANCE, December 31, 2008, (unaudited)	1,000	$1,000	$3,495,639	$(1,000)	$762,782	$20,082,938	$817,634	$25,158,993
								-
Net income	-	-	-	-	-	10,036,441	-	10,036,441
Shareholder contribution by forfeited imputed interest	-	-	48,438	1,000	-	-	-	49,438
Adjustment for statutory reserve	-	-	-	-	364,928	(364,928)	-	-
Foreign currency translation adjustments	-	-	-	-	-	-	(37,830)	(37,830)

BALANCE, June 30, 2009	1,000	$1,000	$3,544,077	$-	$1,127,710	$29,754,451	$779,804	$35,207,042

Net income	-	-	-	-	-	11,283,676	-	11,283,676
Shareholder cash contribution	9,000	9,000	946	-	-	-	-	9,946
Adjustment for statutory reserve	-	-	-	-	500,494	(500,494)	-	-
Foreign currency translation adjustments	-	-	-	-	-	-	52,672	52,672

BALANCE, December 31, 2009, (unaudited)	10,000	$10,000	$3,545,023	$-	$1,628,204	$40,537,633	$832,476	$46,553,336

The accompanying notes are an integral part of these consolidated financial statements

TOP FAVOUR LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED DECEMBER 31, 2009 AND 2008
(UNAUDITED)

	Six months ended December 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$11,283,676	$6,931,494
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	1,325,430	952,954
Amortization and depletion	1,592,165	993,112
Imputed interest on shareholder and related party loans	-	450,836
Change in operating assets and liabilities
Notes receivable	(2,311,018)	(633,223)
Accounts receivable, trade	(1,281,950)	(3,053,449)
Other receivables	17,942	624,406
Inventories	(1,296,469)	(1,975,461)
Advances to suppliers	(2,336,606)	(866,147)
Accounts payable, trade	366,749	(2,495,696)
Other payables and accrued liabilities	472,024	(978,414)
Customer deposits	(878,460)	2,796,856
Taxes payable	213,551	(2,221,302)
Net cash provided by operating activities	7,167,034	525,966

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(3,130,138)	(118,210)
Prepayment for construction	(1,173,120)	-
Net cash used in investing activities	(4,303,258)	(118,210)

CASH FLOWS FROM FINANCING ACTIVITIES:
Shareholder contribution	9,946	-
(Payments) Proceeds on short-term loans Bank	(2,221,596)	943,009
Payments on short term loans - Others	(586,560)	-
Proceeds(payments) of loans from shareholders	34,840	(145,800)
Payments of loans from related parties	(33,878)	(2,002,478)
Net cash used in financing activities	(2,797,248)	(1,205,269)

EFFECT OF EXCHANGE RATE ON CASH	392	24,328

INCREASE (DECREASE) IN CASH	66,920	(773,185)

CASH, beginning of period	278,399	4,705,129

CASH, end of period	$345,319	$3,931,944

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income tax	$2,940,950	$2,570,519
Cash paid for interest expense	$79,067	$143,540

NON-CASH TRANSACTIONS OF INVESTING AND FINANCING ACTIVITIES
$5,522,543 and $2,755,229 construction-in-progress transferred to property, plant and equipment for the six months ended December 31, 2009 and 2008, respectively

The accompanying notes are an integral part of these consolidated financial statements

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009
(UNAUDITED)

Note 1 – Organization

Top Favour Limited (“Top Favour”, or the “Company”) was incorporated in the British Virgin Islands on July 2, 2008.  Through its wholly-owned subsidiary Pingdingshan Hongyuan Energy Science and Technology Development Co., Ltd. (“Hongyuan”), which was formed on March 18, 2009, and the variable interest entity (“VIE”), Henan Pingdingshan Hongli Coal & Coking Co., Ltd. (“Hongli”), the Company produces and sells coal, coke, coal gas-generated electricity, and other coking by-products in the People’s Republic of China (“PRC” or "China").

Henan Pingdingshan Hongli Coal & Coking Co., Ltd. (“Hongli”) was incorporated as a trading and holding Company on June 5, 1996 under the laws of the PRC.  In addition to operating the Baofeng Coking Factory (“Baofeng Coking”), Hongli sells coal and coke to its customers, many of whom are energy trading companies that procure coking coals for steel manufacturers and chemical refineries in China.  Hongli has a registered capital of RMB 8,080,000 and is located in the city of Pingdingshan, Henan Province.

Baofeng Coking is a division of Hongli and was established in May 2002.  Hongli and Baofeng Coking are engaged in coal sales, mining, washing and coke production using raw coal produced by its affiliate or purchased from other coal vendors.

Baofeng Hongchang Coal Co., Ltd. (“Hongchang Coal”) was formed in July 19, 2007 under the laws of the PRC and is 100% owned by Hongli.  Hongchang Coal owns the coal mining rights over three underground coal mines and produces raw coal that is suitable for coke producing and other industrial uses.  Total proven coal reserves for the Company's mines as of July 2007 were approximately 2,475,000 metric tons, of which the Company is permitted to extract (by paying a mining license fee to the government) up to 300,000 metric tons per year.  Of the total proven reserves, an estimated 1.2 million tons are recoverable according to Company and government records.  The majority of Hongchang Coal's products are used internally by Baofeng Coking and Hongli.

Baofeng Hongguang Power Co., Ltd. (“Hongguang Power”) was formed on August 1, 2006, and is a 100% owned subsidiary of Hongli.  Hongguang Power operates a 2 x 3000-kilowatt (kw) power plant and provides electricity to Baofeng Coking and the Chinese national power grid which is generated from the coal gas emitted from the coking process of Baofeng Coking.  Hongguang is required by the local government to sell its surplus electricity (in excess of what is supplied to and consumed by Baofeng Coking) to the national power grid.

Hongli and its operating subsidiaries hold licenses necessary to operate the coal mining, coal sales, coking and power plant businesses in China.  PRC law currently has limits on foreign ownership of these types of companies.  In order to comply with these foreign ownership restrictions and in order for Top Favour to obtain control over Hongli’s PRC operating entities, on March 18, 2009 Top Favour, through Hongyuan, entered into contractual arrangements with Hongli on March 18, 2009 (“Contractual Arrangements”).  These Contractual Arrangements are comprised of a series of agreements, including:

(1) a Consulting Services Agreement, through which Hongyuan has the right to advise, consult, manage and operate Hongli and its subsidiaries (“Operating Companies”), collect, and own all of the respective net profits of the Operating Companies;

(2) an Operating Agreement, through which Hongyuan has the right to recommend director candidates and appoint the senior executives of the Operating Companies, approve any transactions that may materially affect the assets, liabilities, rights or operations of the Operating Companies, and guarantee the contractual performance by the Operating Companies of any agreements with third parties, in exchange for a pledge by the Operating Companies of their respective accounts receivable and assets;

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009
(UNAUDITED)

(3) a Proxy Agreement, under which the shareholders of the Operating Companies have vested their voting control over the Operating Companies to Hongyuan and will only transfer their equity interests in the Operating Companies to Hongyuan or its designee(s);

(4) an Option Agreement, under which the shareholders of the Operating Companies have granted Hongyuan the irrevocable right and option to acquire all of its equity interests in the Operating Companies, or, alternatively, all of the assets of the Operating Companies; and

(5) an Equity Pledge Agreement, under which the shareholders of the Operating Companies have pledged all of their rights, title and interest in the Operating Companies to Hongyuan to guarantee the Operating Companies’ performance of their respective obligations under the Consulting Services Agreement.

Since Top Favour, Hongyuan and Hongli are under common control, the above operating structure, including the foregoing contractual agreements has been accounted for as a reorganization of entities and the consolidation of Top Favour and Hongli has been accounted for at historical cost and prepared on the basis as if the aforementioned exclusive agreements between Top Favour and Hongli had become effective as of the beginning of the first period presented in the Company’s consolidated financial statements.  The Company’s consolidated assets do not include any collateral for Hongli’s obligations.  The creditors of Hongli do not have recourse against Top Favour and Hongyuan.

Note 2 – Summary of Significant Accounting Policies

Principles of consolidation

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.  The consolidated financial statements include the financial statements of the Company, its wholly-owned subsidiary Hongyuan, and its VIEs (Hongli and its subsidiaries).  All significant inter-company transactions and balances between the Company, its subsidiaries and VIEs are eliminated upon consolidation.

In accordance with FASB’s accounting standard of consolidation of variable interest entities, VIEs are generally entities that lack sufficient equity to finance their activities without additional financial support from other parties or whose equity holders lack adequate decision making ability.  All VIEs with which the Company is involved must be evaluated to determine the primary beneficiary of the risks and rewards of the VIE.  The primary beneficiary is required to consolidate the VIE for financial reporting purposes. As a result of these contractual arrangements (Note 1), Top Favour is obligated to absorb a majority of the risk of loss from Hongli’s activities and Top Favour is enabled to receive a majority of its expected residual returns.  Top Favour accounts for Hongli as a VIE and is the primary beneficiary.

Use of estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  The more significant areas requiring the use of management estimates and assumptions relate to coal reserves that are the basis for future cash flow estimates and units-of-production depletion calculations; asset impairments; valuation allowances for deferred income taxes; reserves for contingencies and litigation and the fair value and accounting treatment of certain financial instruments.  Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances.  Accordingly, actual results may differ significantly from these estimates.  In addition, different assumptions or conditions could reasonably be expected to yield different results.

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009
(UNAUDITED)

Management has included all adjustments, consisting only of normal recurring adjustments considered necessary to give a fair presentation of operating results for the periods presented.  Interim results are not necessarily indicative the results of a full year.  The information included in the consolidated financial statements should be read in conjunction with reports and statements filed with the Securities and Exchange Commission.

Revenue recognition

The Company’s revenue recognition policies are in compliance with FASB’s accounting standards. Coal and coke sales are recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured.  This generally occurs when coal is loaded onto trains or trucks at one of the Company’s loading facilities or at third party facilities.

Most of the electricity generated by Hongguan Power is used internally by Baofeng Coking.  Supply of surplus electricity generated by Hongguang Power to the national power grid is mandated by the local utilities board.  The value of the surplus electricity supplied is calculated based on actual kilowatt-hours produced and transmitted and at a fixed rate determined under contract.

Coal and coke sales represent the invoiced value of goods, net of a value-added tax (VAT), sales discounts and actual returns at the time when products are sold to the customer.

Shipping and handling costs

Shipping and handling costs related to costs of the raw materials purchased is included in cost of revenues.  Total shipping and handling costs amounted to $4,109 and $33,396 for the three month periods, and $15,326 and $80,077 for the six months ended December 31, 2009 and 2008, respectively.

Foreign currency translation and other comprehensive income

The reporting currency of the Company is the US dollar (USD).  The functional currency of the Company and its subsidiaries is the Chinese Renminbi (RMB).

For the subsidiaries whose functional currencies are other than the US dollar, all assets and liabilities accounts were translated at the exchange rate on the balance sheet date; shareholders’ equity is translated at the historical rates and items in the statement of operations are translated at the average rate for the year. Items in the cash flow statement are also translated at average translation rates for the period, therefore, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.  Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders’ equity.  The resulting translation gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009
(UNAUDITED)

The balance sheet amounts with the exception of equity at December 31, 2009 and June 30, 2009 were translated at the currency translation rates of RMB 6.82 and RMB 6.83 to USD $1, respectively.  The average translation rates applied to income and cash flow statement amounts for the three and six months ended December 31, 2009 were at RMB 6.82 to USD $1, and for the three and six months ended December 31, 2008 were at RMB 6.83 to USD $1.

Fair value of financial instruments

Effective January 1, 2008, the Company adopted the Financial Accounting Standard Board’s (“FASB”) accounting standard regarding fair value of financial instruments and related fair value measurements. Those accounting standards established a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosures requirements for fair value measures.  The carrying amounts reported in the accompanying consolidated balance sheets for receivables, payables and short term loans qualify as financial instruments are a reasonable estimate of fair value because of the short period of time between the origination of such instruments, their expected realization and, if applicable, the stated rate of interest is equivalent to rates currently available.  The three levels of valuation hierarchy are defined as follows:

Level 1	Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
Level 2
Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3	Inputs to the valuation methodology are unobservable and significant to the fair value.

The Company did not identify any assets and liabilities that are required to be presented on the consolidated balance sheets at fair value in accordance the accounting standard.

The accounting standard regarding the fair value option for financial assets and financial liabilities became effective for the Company on July 1, 2008. The accounting standard provides the Company with the irrevocable option to elect fair value for the initial and subsequent measurement for certain financial assets and liabilities on a contract-by-contract basis with the difference between the carrying value before election of the fair value option and the fair value recorded upon election as an adjustment to beginning retained earnings. The Company chose not to elect the fair value option.

Cash

The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents for cash flow statement purposes. Cash includes cash on hand and demand deposits in accounts maintained with banks within the PRC and in Hong Kong.

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009
(UNAUDITED)

Accounts receivables, trade

During the normal course of business, the Company extends unsecured credit to its customers. Management regularly reviews aging of receivables and changes in payment trends by its customers, and records a reserve when management believes collection of amounts due are at risk.  Accounts considered uncollectible are written off.  For the three months and six months ended December 31, 2009 and 2008, the Company did not write off any uncollectible receivables.  As of December 31, 2009 and June 30, 2009, management did not reserve any allowance for doubtful accounts.  The Company regularly reviews the credit-worthiness of its customers and, based on the results of the credit review, determines whether extended payment terms can be granted to or, in some cases, partial prepayment is required from certain customers.

Inventories

Inventories are stated at the lower of cost or market, using the weighted average cost method.  Inventories consist of raw materials and supplies, work in process, and finished goods.  Raw materials mainly consist of coal (mined and purchased), rail, steel, wood and additives used by the Company.  The cost of finished goods includes (1) direct costs of raw materials, (2) direct labor, (3) indirect production costs, such as allocable utilities costs, and (4) indirect labor related to production activities, such as assembly and packaging.

Advances to suppliers

The Company advances monies to certain suppliers for the purchase of raw materials and construction contracts.  These advances are interest-free and unsecured.

Property, plant and equipment, net

Property, plant and equipment are stated at cost.  Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals and betterments that extend useful life of property plant and equipment are capitalized.  When items of plant and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations.  Mine development costs are capitalized and amortized by the units of production method over estimated total recoverable proven and probable reserves.  Depreciation of plant and equipment is provided using the straight-line method for substantially all assets with estimated lives as follows:

Estimated Useful Life
Building and plant	30-40 years
Machinery and equipment	10-20 years
Other equipment	5 years
Transportation equipment	5-7 years

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009
(UNAUDITED)

Construction-in-progress includes direct costs of construction of mining tunnel improvements.  Interest incurred during the period of construction, if material, is capitalized.  All other interest is expensed as incurred.  Construction-in-progress is not depreciated until such time the assets are completed and put into service.  Maintenance, repairs and minor renewals are charged to expense as incurred.  Major additions and betterment to property and equipment are capitalized.

Land use rights, net

Costs to obtain land use rights are recorded based on the fair value at acquisition and amortized over 36 years, the contractual period of the rights.  Under the FASB’s accounting standard regarding treatment of goodwill and other intangible assets, all goodwill and certain intangible assets determined to have indefinite lives are not amortized but tested for impairment at least annually.  Intangible assets other than goodwill will be amortized over their useful lives and reviewed at least annually for impairment.

Intangible - mineral rights, net

Mineral rights are capitalized at fair value when acquired, including amounts associated with any value beyond proven and probable reserves, and amortized to operations as depletion expense using the units-of-production method over the estimated proven and probable recoverable tons.  The Company’s coal reserves are controlled either through direct ownership which generally lasts until the recoverable reserves are depleted.

Impairment of long - lived assets

The Company evaluates long-lived tangible and intangible assets for impairment, at least annually, but more often whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows, in accordance FASB’s accounting guidance regarding “Disposal of Long-Lived Assets”.  Recoverability is measured by comparing the asset’s net book value to the related projected undiscounted cash flows from these assets, considering a number of factors including past operating results, budgets, economic projections, market trends and product development cycles.  If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss.  Based on its review, the Company believes that, as of December 31, 2009 and June 30, 2009, there was no impairment of long-lived assets.

Income taxes

Income taxes are provided based on the liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements, and the corresponding tax basis used in the computation of assessable tax profit.  In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized.  Deferred tax is calculated at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled.  Deferred tax is charged or credited in the income statement, except when it relates to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity.

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009
(UNAUDITED)

Effective January 1, 2007, the Company adopted FASB’s accounting standard which indicates a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination presumed to occur.  The amount recognized is the largest amount of tax benefit that has greater than a 50% likelihood of being realized on examination.  For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.  The adoption had no effect on the Company’s financial statements.

Chinese income taxes

The Company’s subsidiary and VIEs are operating in the PRC and are governed by the income tax laws of the PRC concerning Foreign Investment Enterprises and Foreign Enterprises, as well as various local income tax laws (“Income Tax Laws”).  Prior to January 1, 2008, Income Tax Laws of the PRC, the Company’s subsidiaries and VIEs are generally subject to an income tax at an effective rate of 33% (30% national income taxes plus 3% local income taxes) on taxable income, which is based on the net income reported in the statutory financial statements after appropriate tax adjustments.  The statutory rate has been changed to 25%, effective January 1, 2008.

Value added tax (“VAT”)

Sales revenue represents the invoiced value of goods, net of a value-added tax (VAT).  All of the Company’s coal and coke that is sold in the PRC is subject to a Chinese value-added tax at a rate of 13% or 17% of the gross sales price, respectively.  This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing finished products.  The Company recorded VAT payable and VAT receivable net of payments in the consolidated financial statements.  The VAT tax return is filed to offset the payables against the receivables.

Comprehensive income

FASB’s accounting standard regarding comprehensive income establishes requirements for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements.  This accounting standard defines comprehensive income to include all changes in equity except those resulting from investments by owners and distributions to owners.  Among other disclosures, it also requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in financial statements that are presented with the same prominence as other financial statements.  The Company’s only current component of comprehensive income is the foreign currency translation adjustment.

Related parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company.  Related parties also include principal owners of the Company, its management, members of the immediate families of such principal owners and management, and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009
(UNAUDITED)

Recently issued accounting pronouncements

In April 2009, the FASB issued an accounting standard that makes the other-than-temporary impairments guidance more operational and improves the presentation of other-than-temporary impairments in the financial statements.  This standard replaced the existing requirement that the entity’s management assert it has both the intent and ability to hold an impaired debt security until recovery with a requirement that management assert it does not have the intent to sell the security, and it is more likely than not it will not have to sell the security before recovery of its cost basis.  This standard provides increased disclosure about the credit and noncredit components of impaired debt securities that are not expected to be sold and also requires increased and more frequent disclosures regarding expected cash flows, credit losses, and an aging of securities with unrealized losses.  Although this standard does not result in a change in the carrying amount of debt securities, it does require that the portion of an other-than-temporary impairment not related to a credit loss for a held-to-maturity security be recognized in a new category of other comprehensive income and be amortized over the remaining life of the debt security as an increase in the carrying value of the security.  On July 1, 2009, the Company adopted this accounting standard, but it did not have a material impact on its consolidated financial statements.

In April 2009, the FASB issued an accounting standard that requires disclosures about fair value of financial instruments not measured on the balance sheet at fair value in interim financial statements as well as in annual financial statements.  Prior to this accounting standard, fair values for these assets and liabilities were only disclosed annually.  This standard applies to all financial instruments within its scope and requires all entities to disclose the method(s) and significant assumptions used to estimate the fair value of financial instruments.  This standard does not require disclosures for earlier periods presented for comparative purposes at initial adoption, but in periods after the initial adoption, this standard requires comparative disclosures only for periods ending after initial adoption.  On July 1, 2009, the Company adopted this accounting standard, but it did not have a material impact on the disclosures related to its consolidated financial statements.

In May 2009, the FASB issued an accounting standard to provide guidance on management’s assessment of subsequent events.  The new standard clarifies that management must evaluate, as of each reporting period, events or transactions that occur after the balance sheet date through the date that the financial statements are issued or are available to be issued.  Management must perform its assessment for both interim and annual financial reporting periods.  This new guidance does not significantly change the Company’s practice for evaluating such event and it is effective prospectively for interim and annual periods ending after June 15, 2009 and requires disclosure of the date subsequent events are evaluated through.  The Company has adopted this accounting standard.

In June 2009, the FASB issued an accounting standard amending the accounting and disclosure requirements for transfers of financial assets.  This accounting standard requires greater transparency and additional disclosures for transfers of financial assets and the entity’s continuing involvement with them and changes the requirements for derecognizing financial assets. In addition, it eliminates the concept of a qualifying special-purpose entity (“QSPE”).  This accounting standard is effective for financial statements issued for fiscal years beginning after November 15, 2009, and the Company does not expect this standard to have a material effect on its consolidated financial statements.

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009
(UNAUDITED)

In June 2009, the FASB also issued an accounting standard amending the accounting and disclosure requirements for the consolidation of variable interest entities (“VIEs”). The elimination of the concept of a QSPE, as discussed above, removes the exception from applying the consolidation guidance within this accounting standard.  Further, this accounting standard requires a company to perform a qualitative analysis when determining whether or not it must consolidate a VIE.  It also requires a company to continuously reassess whether it must consolidate a VIE.  Additionally, it requires enhanced disclosures about a company’s involvement with VIEs and any significant change in risk exposure due to that involvement, as well as how its involvement with VIEs impacts the company’s financial statements.  Finally, a company will be required to disclose significant judgments and assumptions used to determine whether or not to consolidate a VIE.  This accounting standard is effective for financial statements issued for fiscal years beginning after November 15, 2009, and the Company does not expect this standard to have a material effect on its consolidated financial statements.

In June 2009, the Financial Accounting Standards Board issued an accounting standard which establishes the FASB Accounting Standards Codification™ (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP.  The Codification does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place.  The Codification is effective for interim and annual periods ending after September 15, 2009, and as of the effective date, all existing accounting standard documents will be superseded.  The Codification is effective for the Company, and accordingly, all current and subsequent public filings will reference the Codification as the sole source of authoritative literature.

In August 2009, the FASB issued an Accounting Standards Update (“ASU”) regarding measuring liabilities at fair value.  This ASU provides additional guidance clarifying the measurement of liabilities at fair value in circumstances in which a quoted price in an active market for the identical liability is not available. Under those circumstances, a reporting entity is required to measure fair value using one or more of valuation techniques, as defined.  This ASU is effective for the first reporting period, including interim periods, beginning after the issuance of this ASU, and the adoption of this guidance did not have a material impact on the accompanying consolidated financial statements.

In October 2009, the FASB issued an ASU regarding accounting for own-share lending arrangements in contemplation of convertible debt issuance or other financing.  This ASU requires that at the date of issuance of the shares in a share-lending arrangement entered into in contemplation of a convertible debt offering or other financing, the shares issued shall be measured at fair value and be recognized as an issuance cost, with an offset to additional paid-in capital.  Further, loaned shares are excluded from basic and diluted earnings per share unless default of the share-lending arrangement occurs, at which time the loaned shares would be included in the basic and diluted earnings-per-share calculation.  This ASU is effective for fiscal years beginning on or after December 15, 2009, and interim periods within those fiscal years for arrangements outstanding as of the beginning of those fiscal years.  The Company is currently evaluating the impact of this ASU on its consolidated financial statements.

In January 2010, the FASB issued ASU No. 2010-02 regarding accounting and reporting for decreases in ownership of a subsidiary.  Under this guidance, an entity is required to deconsolidate a subsidiary when the entity ceases to have a controlling financial interest in the subsidiary.  Upon deconsolidation of a subsidiary, and entity recognizes a gain or loss on the transaction and measures any retained investment in the subsidiary at fair value.  In contrast, an entity is required to account for a decrease in its ownership interest of a subsidiary that does not result in a change of control of the subsidiary as an equity transaction. This ASU clarifies the scope of the decrease in ownership provisions, and expands the disclosures about the deconsolidation of a subsidiary or de-recognition of a group of assets. This ASU is effective for beginning in the first interim or annual reporting period ending on or after December 31, 2009.  The Company is currently evaluating the impact of this ASU, however, the Company does not expect the adoption of this ASU to have a material impact on its consolidated financial statements.

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009
(UNAUDITED)

Note 3 – Enterprise-wide Reporting

Based on qualitative and quantitative criteria established by the FASB accounting standard regarding disclosures about segments of an enterprise and related information, the Company considers itself, including coal mining, coking and the sales of all products as a result of these business activities, to be operations within one reportable segment.  All of the Company’s products are sold within the PRC.  Major products and respective revenues are as summarized as follows:

	Three months ended December 31,		Six months ended December 31,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)
Coke	$8,139,941	$8,930,810	$13,857,540	$17,331,819
Coal Tar	334,808	292,300	595,612	677,837
Raw Coal	6,289,209	2,131,360	11,411,338	2,312,744
Washed Coal	-	-	7,028,929	-
Total	$14,763,958	$11,354,470	$32,893,419	$20,322,400

Note 4 – Concentration and Credit Risk

The Company’s operations are all carried out in the PRC.  Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC economy.  The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America and Western Europe.  These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange.  The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Financial instruments, which subject the Company to concentration of credit risk, consist of cash.  The Company maintains balances at financial institutions located in the PRC and Hong Kong.  Balances at financial institutions or state owned banks within the PRC are not covered by insurance.  As of December 31, 2009 and June 30, 2009, the Company had deposits which were not covered by insurance for $258,665 and $5,679, respectively.  The Company has not experienced any losses in such accounts.

For the six months ended December 31, 2009 and 2008, all of the Company’s sales were generated in the PRC as well as account receivables.  For the three months ended December 31, 2009, 81.2% of the Company’s total revenues from three major customers accounted individually of 40.6%, 28.1%, and 12.5%, respectively.  For the six months ended December 31, 2009, 87.5% of the Company’s total revenues from the same three major customers accounted individually of 25.4%, 50.5%, and 11.6%, respectively.  Account receivable balances with those three customers accounted for 46.1%, 49.8% and 0% of the total account receivables as of December 31, 2009, respectively.  For the three months ended December 31, 2008, 92.9% of the Company’s total revenues were from five major customers accounted individually of 20.4%, 19.4%, 19.2%, 17.2% and 16.6%, respectively. For the six months ended December 31, 2008, 93.8% of the Company’s total revenues were from the same five major customers accounted individually of 27.3%, 19.5%, 17.2%, 9.7% and 20.0%, respectively.

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009
(UNAUDITED)

For the six months ended December 31, 2009 and 2008, all of the Company’s purchases of raw materials were generated in the PRC as well as accounts payable.  For the three months ended December 31, 2009, one major supplier provided 94.0% of the Company’s raw material purchase.  For the six months ended December 31, 2009, 90.4% of the Company’s raw material purchases with each supplier individually accounting for 53.3%, 12.9%, 12.8% and 11.5%, respectively.  As of December 31, 2009, there were no accounts payable balances associated with those suppliers.  For the three months ended December 31, 2008, two major suppliers provided 95.2% of the Company’ purchase of raw material with each supplier individually accounted for 49.1% and 46.1%, respectively.  For the six months ended December 31, 2008, three major suppliers provided 76.8% of the Company’ purchase of raw material with each supplier individually accounted for 37.0%, 20.5% and 19.3%, respectively.

Note 5 – Notes Receivable

Notes receivable represent trade accounts receivable due from various customers where a customer’s bank has guaranteed payment of the receivable.  This amount is non-interest bearing and is normally paid within three to six months.  The Company is allowed to submit their request for payment to the customer’s bank earlier than the scheduled payment date.  However, the early request will result in an interest charge and a processing fee.  Notes receivable were $2,671,261 and $358,808 as of December 31, 2009 and June 30, 2009, respectively.

Note 6 – Inventories

Inventories as of December 31, 2009 and June 30, 2009 consisted of the following:

	December 31, 2009 (Unaudited)	June 30, 2009
Raw materials	$1,190,949	$31,994
Finished goods	213,384	75,193
Total	$1,404,333	$107,187

Note 7 – Advances to suppliers

Advances to suppliers are monies deposited or advanced to unrelated vendors for future inventory purchases, which consist mainly raw coal purchases.  Most of the Company’s vendors require a certain amount of money to be deposited with them as a guarantee that the Company will fulfill their purchases on a timely basis and with favorable pricing.

Advances to suppliers as of December 31, 2009 and June 30, 2009 amounted to $10,713,431 and $8,364,448, respectively.

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009
(UNAUDITED)

Note 8 – Prepayments for construction

Prepayments for construction are monies advanced to contractors or equipment suppliers relating to the new coking factory and related facilities, which upon completion is expected to have a coke production capacity of up to 900,000 tons per year.  Related facilities include those related to power generation equipment to produce coal gas-generated power, and facilities to produce other chemical refinery by-products.

Prepayments for construction as of December 31, 2009 and June 30, 2009 amounted to $8,645,795 and $7,462,008, respectively.

Note 9 – Property, Plant and Equipment, net

Property, plant and equipment as of December 31, 2009 and June 30, 2009 consisted of the following:

	December 31, 2009 (Unaudited)	June 30, 2009
Buildings and improvements	$10,033,739	$10,020,060
Mine development cost	10,578,706	5,004,179
Machinery and equipment	5,642,103	5,619,835
Other Equipment	398,194	392,019
Total	26,652,742	21,036,093
Less accumulated depreciation	(7,869,492)	(6,534,598)
Construction-in-progress	-	2,453,164
Total, net	$18,783,250	$16,954,659

Depreciation expense for the three months ended December 31, 2009 and 2008 amounted to $612,088 and $430,999, respectively, and amounted to $1,325,430 and $952,954 for the six months ended December 31, 2009 and 2008, respectively.  Construction-in-progress at June 30, 2009 was related to Hongchang Coal’s mining tunnel improvement project costing approximately $5.42 million.  This project was completed in August 2009.

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009
(UNAUDITED)

Note 10 – Intangible – Land Use Rights, net

Land use rights, net consisted of the following as of December 31, 2009 and June 30, 2009:

	December 31, 2009 (Unaudited)	June 30, 2009

Land use rights	$2,299,831	$2,296,695
Accumulated amortization	(383,305)	(350,884)
Total, net	$1,916,526	$1,945,811

Amortization expense for the three and six months ended December 31, 2009 amounted to $15,961 and $31,922, respectively. For the three and six months and December 31, 2008 amounted to $15,937 and $31,874, respectively.

Amortization expense for the next five years and thereafter is as follows:

Year ended June 30,
2010	$31,922
2011	63,884
2012	63,884
2013	63,884
2014	63,884
2015 and thereafter	1,629,068
Total	$1,916,526

Note 11 – Intangible - Mineral Rights, net

Mineral rights, net consisted of the following as of December 31, 2009 and June 30, 2009:
	December 31, 2009 (Unaudited)	June 30, 2009

Mineral rights	$13,119,717	$13,101,831
Accumulated depletion	(9,439,455)	(7,867,839)
Total, net	$3,680,262	$5,233,992

Depletion expense for the three months ended December 31, 2009 and 2008 amounted to $577,057 and $375,740, respectively.  For the six months ended December 31, 2009 and 2008, depletion expense amounted to $1,560,243 and $961,238, respectively.  Depletion expenses were charged to cost of revenue.

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009
(UNAUDITED)

Note 12 – Short-term Loans

Short-term loans represent amounts due to various banks and individuals and are due either on demand or normally within one year.  These loans generally can be renewed with the banks or the individual creditors.

The Company had short-term bank loans amounting to $2,219,475 at June 30, 2009.  Of these bank loan balances, $483,450 was guaranteed by a third party, and the remaining balances was guaranteed by Hongguang Power.  The Company has paid off the bank loans as of December 31, 2009.

The Company also borrowed short-term loans from a third party, which did not bear any interest.  As of December 31, 2009 and June 30, 2009, the loan balances with this party were $513,450 and $1,098,750, respectively.

Weighted average interest rates for short term loans were 6.7% and 9.11% for the three and six months ended December 31, 2009 respectively.  Weighted average interest rates were $8.89% for the three and six months ended December 31, 2008.  Total interest expense on short term loans for the three months ended December 31, 2009 and 2008 amounted to $19,933 and $390,250, respectively, and were $116,657 and $594,376 for the six months ended December 31, 2009 and 2008, respectively.

Note 13 – Other payables and accrued liabilities

Other payables mainly consisted of payables to various contractors incurred in connection with the Company’s completed construction projects for the coal mines and its power plant. These payables for the construction projects bear no interest and are generally collateralized by the construction project in the form of mechanic’s liens.

Accrued liabilities mainly consisted of salary and utility expenses previously incurred.

Other payables and accrued liabilities consisted of the following as of December 31, 2009 and June 30, 2009:

	December 31, 2009 (Unaudited)	June 30, 2009

Construction payables	$586,800	$-
Other payables and accrued liabilities	636,637	744,058
Total	$1,223,437	$744,058

Note 14 – Taxes

Income Tax

Effective January 1, 2008, the New Enterprise Income Tax (“EIT”) law replaced the existing laws for Domestic Enterprises (“DES”) and Foreign Invested Enterprises (“FIEs”) in the PRC.  The new standard EIT rate of 25% has replaced the 33% rate previously applicable to both DES and FIEs.  Companies established before March 16, 2007 will continue to enjoy tax holiday treatment approved by local government for a grace period of the next 5 years or until the tax holiday term is completed, whichever is sooner.  Pursuant to the PRC tax law, net operating loss can be carried forward 5 years to offset future taxable income.

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009
(UNAUDITED)

The PRC does not allow consolidation or group filing for corporate income tax purposes. Income and losses from members of the same consolidated group (for financial reporting purposes) are not allowed to offset one another. Therefore, total taxable income (loss) subject to actual PRC corporate tax within the consolidated group does not necessarily equal to the consolidated net income before income tax of the consolidated group. The PRC tax administration system does not necessarily retroactively recognize or allow accounting adjustments that are discovered and posted after the income tax returns are filed as additional taxable income or deductions for the tax year to which such post-filing accounting adjustments relate.  The Company considers any US GAAP adjustments to its financial statements made after the statutory tax returns are filed to be permanent differences for the purpose of reconciling differences of income tax provision and actual PRC income tax liabilities.

Hongli, Baofeng Coking, Hongchang Coal and Hongguang Power are subject to 25% enterprise income tax rate.  For the three and six months ended December 31, 2008, Baofeng Coking received an income tax exemption amounting to approximately $2,100,000.  The Baofeng taxing authority, who assesses corporate income tax, also has discretionary authority to issue retroactive tax exemptions.  Accordingly, at December 31, 2009, the Company was unable to determine whether it will or will not receive a tax exemption similar to exemptions received in the past,  for the three and six months ended December 31, 2009.   Pursuant to a determination by the applicable local tax bureau, Hongchang Coal was subject to a total income tax for the 12-month ended December 31, 2009 of approximately $370,000, regardless its actual taxable income.  However, as of December 31, 2009 Hongchang Coal had not received any notice of adjustment to its tax bill for the period ending December 31, 2009.

The provision for income taxes consists of the following for the three and six months ended December 31, 2009 and 2008:

	Three months ended December 31,		Six months ended December 31,
	2009 (Unaudited)	2008 (Unaudited)	2009 (Unaudited)	2008 (Unaudited)

BVI current income tax expense	$-	$-	$-	$-
PRC current income tax expense (benefit)	940,132	(353,245)	2,929,122	557,706
Total provision (benefit) for income taxes	$940,132	$(353,245)	$2,929,122	$557,706

The following table reconciles the statutory rates to the Company’s effective tax rate for the three and six months ended December 31, 2009 and 2008:

	Three months ended December 31,				Six months ended December 31,
	2009 (Unaudited)		2008 (Unaudited)		2009 (Unaudited)		2008 (Unaudited)

BVI income tax	0.00%		0.00%		0.00%		0.00%
PRC income tax	25.00%		25.00%		25.00%		25.00%
China income tax exemption	(8.89%	)	(33.40%	)	(4.60%	)	(18.20%	)
Other item (1)	0.49%		(1.40%	)	0.20%		0.60%
Effective rate	16.60%		(9.80%	)	20.60%		7.40%
(1)
The 0.49% and 0.20% figures for the three and six months ended at December 31, 2009, respectively, and (1.40%) and 0.60% figures for the three and six months ended December 31, 2008, respectively, reflect the effect of operating losses incurred by Hongguang.  Management believes the losses may not be recovered through future operations.

Value Added Tax

The Company incurred VAT on sales and VAT on purchases in the PRC amounting to $3,292,017 and $843,375 for the three months ended December 31, 2009, $2,047,569 and $737,285 for the three months ended December 31, 2008, respectively.

VAT on sales and VAT on purchases in PRC amounted to $6,608,364 and $2,521,353 for the six months ended December 31, 2009, $3,995,243 and $1,762,295 for the six months ended December 31, 2008, respectively.

Sales and purchases are recorded net of VAT collected and paid as the Company acts as an agent for the government. VAT taxes are not impacted by the income tax holiday.

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009
(UNAUDITED)

Taxes Payable

Taxes payable as of December 31, 2009 and June 30, 2009 consisted of the following:

	December 31, 2009 (Unaudited)	June 30, 2009
VAT	$621,436	$502,867
Income tax	2,247,437	1,906,975
Others	24,536	272,412
Total taxes payable	$2,893,408	$2,682,254

Note 15 – Commitments and Contingencies

Lease Commitment

The Company leases its office space in downtown Pingdingshan under an operating lease with a one year term, which expires on June 30, 2010.  The lease is generally renewable upon expiration and requires an upfront payment of the annual rent in the amount of $6,328 upon execution of the lease.

Option to Acquire Land Use Rights

Hongli has an agreement with the Henan Province Pingdingshan Municipal Bureau of Land and Resources on December 9, 2008 to permit Hongli to acquire land use rights for up to 1,270,000 square meters of industrial-zoned vacant land in Baofeng County.  Per the agreement the total cost to acquire these land use rights is $21,954,490 (or RMB 149,860,000), which rights would be effective for a 50 year period.  Under the agreement, the Company may, but is not obligated to, pay the foregoing amount to acquire the land use rights.  Hongli may acquire rights to all or any lesser portion of the land as it may elect, and the total cost would be pro-rated accordingly.  The Pingdingshan Municipal Bureau of Land and Resources granted Hongli an extension of the option exercise period November 2009, and accordingly Hongli may exercise its option to acquire the aforesaid land use rights by making payment by the end of June 30, 2010.  Hongli will not incur any penalty if it does not exercise its option to acquire land use rights prior to June 30, 2010.  As of December 31, 2009, Hongli had not made any payments to acquire the land use rights.

Note 16 – Statutory Reserves

The laws and regulations of the PRC require that before foreign invested enterprises can legally distribute profits, they must first satisfy all tax liabilities, provide for losses in previous years, and make allocations, in proportions determined at the discretion of the board of directors, after fulfillment of the statutory reserves.  The statutory reserves include the statutory surplus reserve fund and the common welfare fund.

The Company is required to transfer 10% of its net income, as determined in accordance with the PRC Company Law, to the statutory surplus reserve fund until such reserve balance reaches 50% of the Company’s registered capital.  The transfer must be made before distribution of any dividends to shareholders.  The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholdings or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of registered capital.

The common welfare fund is no longer required after 2006 in accordance with PRC Company Law.

As of December 31, 2009, the Company’s subsidiary Hongli and Hongchang’s statutory surplus reserves both had reached 50% of the entity’s registered capital, and accordingly, Hongguang did not make any further contribution to the statutory reserve.

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009
(UNAUDITED)

Hongchang coal is required by the PRC government to reserve a certain amount for mine maintenance based on the actual quantity of coal exploited.

The component of statutory reserves and the future contributions required pursuant to PRC Company Law are as follows as of December 31, 2009 and June 30, 2009:
	December 31, 2009 (unaudited)	June 30, 2009	50% of registered capital	Future contributions required as of December 31, 2009

Hongli	$548,204	$548,204	$548,204	$-
Hongguang	-	-	1,514,590	1,514,590
Hongchang (1)	218,322	25,208	206,535	-
Statutory surplus reserve	766,526	573,412	2,269,329	1,514,590
Mine maintenance reserve	861,678	554,298	-	-
Total statutory reserve	$1,628,204	$1,127,710	$2,269,329	$1,514,590

(1)	the difference between statutory reserve of $218,322 and 50% of registered capital which amounts to $206,535, was due to the effect of changes in the foreign currency exchange rate.

Note 17 – Related Party Transactions

The Company has loans from Mr. Jianhua Lv, a majority shareholder, President and CEO of the Company, and Mr. Liuchang Yang, Director and Vice President of Hongli. Mr. Lv and Mr. Yang provided the funds for the Company’s acquisitions of the coal mine, Baofeng Coking and to fund construction of the power plant. These loans are unsecured, payable on demand and bear no interest.

The Company had paid off prior loans from unrelated third parties incurred in connection with the aforesaid business acquisitions before June 30, 2009.

The Company imputed the interest on loans from Mr. Lv and Mr. Yang based on the prevailing rate which was 8.89% for the three months and six months ended December 31, 2008.  Imputed interest on the loans from related parties amounted $326,566 and $450,836 for the three and six months ended December 31, 2008, respectively.  Imputed interest was transferred to additional paid-in capital.

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009
(UNAUDITED)

Payables to Mr. Lv, and Mr. Yang as of December 31, 2009 and June 30, 2009 are as follows:

Due to	December 31, 2009 (Unaudited)	June 30, 2009	Term	Manner of Settlement

Mr. Jianhua Lv	$1,317,907	$1,281,304	Short term	Cash
Mr. Liuchang Yang	225,495	259,033	Short term	Cash
Total	$1,543,402	$1,540,337

Note 18 - Business combination

Transfer of share ownership in Top Favour

On July 6, 2009, Top Favour issued 9,000 new ordinary shares to seventeen parties.  Mr. Jianhua Lv transferred his 1,000 shares to Honour Express Limited, a British Virgin Islands international business company which is solely owned by Mr. Shaohua Tan, a Singapore citizen.  As a result of the share issuance and share transfer, Top Favour then had 10,000 ordinary shares outstanding, 51.03% of which was held by Honour Express Limited.

Mr. Shaohua Tan and Mr. Jianhua Lv further entered into a Call Option Agreement (“Incentive Option Agreement”).  To provide incentive to Mr. Lv in connection with the development of Top Favour’s business, it was agreed that Mr. Lv shall receive 100% shares of Honour Express within the next three years, subject to certain contingencies as set forth in the Incentive Option Agreement.

Under the Incentive Option Agreement, Mr. Lv agreed to serve as CEO and Chairman of Top Favour (or its successor) for not less than a 5 year period.  In anticipation of Mr. Lv’s continuous contributions to the Hongli Companies including Top Favour, WFOE (Hongyuan), Hongli and its subsidiaries, and if the companies meet certain revenue thresholds over the aforementioned time period, Mr. Lv shall have the right and option to acquire the shares of Honor Express Limited at nominal price (the “Option”).

In addition, the Incentive Option Agreement also provides that Mr. Tan shall not dispose any of the shares of Honor Express, or vote or dispose of the securities held by Honour Express, without Mr. Lv’s consent.

Share Exchange Agreement

On July 17, 2009, the Company entered into a Share Exchange Agreement among Ableauctions, Top Favour, and the shareholders of Top Favour (the “Share Exchange Agreement”), and Ableauctions.com, Inc. (“Ableauctions”), a Florida corporation, the common stock of which was at such time quoted on NYSE Amex.  Under the Share Exchange Agreement, Ableauctions and the Company agreed to a transaction in which Ableauctions would acquire all of the equity interest of the Company (the “Acquisition”).  The Acquisition was consummated on February 5, 2010.

Under the Share Exchange Agreement:

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009
(UNAUDITED)

(1)	the Company’s shareholders agreed to transfer 100% of the issued and outstanding capital stock of Top Favour to Ableauctions;
(2)
as consideration for the acquisition of the Top Favour equity interests, Ableauctions issued common stock to Top Favour’s shareholders; immediately after the closing of the Share Exchange Agreement, the former shareholders of Top Favour and the former shareholders of Ableauctions held approximately 97% and 3% of the outstanding shares of Ableauctions, respectively.

(3)
Ableauctions agreed to adopt a plan of liquidation, under which it established a liquidating trust for purposes of discharging outstanding liabilities and distributing remaining assets of Ableauctions to its shareholders as of a certain record date prior to the closing; at the closing, it was agreed that Ableauctions would have no material liabilities, contingent or otherwise, and no material assets.

The plan of share exchange under the Share Exchange Agreement was subject to approval by the shareholders of both companies, which requirement was fulfilled on December 30, 2009.

On November 25, 2009, the Company, its majority shareholders, Ableauctions and certain of the Ableauctions majority shareholders entered into the first amendment to the Share Exchange Agreement to extend the deadline for closing of the Acquisition under the Share Exchange Agreement to April 30, 2010.

On December 30, 2009, the shareholders of Ableauctions approved the Acquisition and the terms of the plan of liquidation of the pre-Acquisition business of Ableauctions.

Note 19 – Subsequent events

Closing of Share Exchange Transaction

On February 5, 2010, the Acquisition was consummated, and as a result, the Company (Top Favour Limited) became a wholly-owned subsidiary of Ableauctions.com, Inc., a Florida corporation, which was renamed as “SinoCoking Coal and Coke Chemical Industries, Inc.” (the post-Acquisition entity is referred to as “SinoCoking”).

The closing of the Acquisition is treated as a reverse acquisition which results in the legal acquirer, Ableauctions, being treated as acquired by Top Favour under the acquisition method.

Liquidation of Ableauctions.com Business

Immediately prior to the Acquisition, Ableauctions distributed all of its pre-Acquisition assets relating to the former Ableauctions business (after payment or assignment of liabilities) to Able (U.S.) Liquidating Trust, a liquidating trust for the benefit of the pre-Acquisition shareholders of Ableauctions.

Reverse Stock Split and Name Change

On the closing date of the Acquisition, Ableauctions effected a 1-for-20 reverse stock split of its common stock and changed its name to “SinoCoking Coal and Coke Chemical Industries Inc.”

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009
(UNAUDITED)

Quotation on Exchange

On February 8, 2010, SinoCoking’s common stock began quotation on the Over-the-Counter Bulletin Board under the new stock symbol “SCOK”.   On February 18, 2010, SinoCoking’s common stock commenced trading on the NASDAQ Capital Market under the symbol “SCOK”.

Equity Financing

Simultaneously with the Acquisition, on February 5, 2010, immediately following the 1-for-20 reverse stock split and share exchange, SinoCoking executed a private placement financing in which it sold and issued $7,085,352 of its units, at a purchase price of $6.00 per unit, to 34 non-U.S. investors.  Each unit consists of one (1) share of common stock and a warrant for the purchase of 0.5 shares of common stock with an exercise price of $12.00 per share.  The investor warrants are exercisable for a period of five years from the date of issuance.

In connection with the private placement financing, on February 5, 2010 SinoCoking entered into a Securities Purchase Agreement with 34 non-U.S. investors, and executed and delivered the investor warrants.  SinoCoking issued a total of 1,180,892 shares of common stock, and warrants for the purchase of an additional 590,446 shares of common stock, to investors in the private placement.

The Company has performed an evaluation of subsequent events through the date the financial statements were issued.  Except for the above, no other material subsequent events have occurred since December 31, 2009 that are required to be recorded or disclosed.